Exhibit 23.25

CONSENT OF MURRAY DUNN

I consent to all references to my name and any quotation from, or summarization of, the technical report summary entitled “Technical Report on the Updated Pre-Feasibility Study, Pinyon Plain Mine, Coconino County, Arizona, USA” dated February 19, 2026, effective as of December 31, 2025 (the "Technical Report"), and any other references to my name, included or incorporated by reference in:

(i)     the Annual Report on Form 10-K for the period ended December 31, 2025 of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto;

(ii)    the Company’s Form S-3 Registration Statements (File Nos. 333-278193 and 333-226878), and any amendments or supplements thereto; and

(iii)    the Company’s Form S-8 Registration Statements (File Nos. 333-217098, 333-205182, 333-194900, 333-226654, 333-254559, 333-278611 and 333-2866855), and any amendments or supplements thereto.

I further consent to the filing of the Technical Report as an exhibit thereto.

/s/ Murray Dunn
Murray Dunn, P.Eng.
Consultant Mining Engineer - Mining Advisory

Date: February 26, 2026